EXHIBIT 99.1

BlackLine Announces Fourth Quarter and Full Year Financial Results

LOS ANGELES, Feb. 14, 2019 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the fourth quarter and full year ended December 31, 2018.

Therese Tucker, Founder and CEO, commented, “In the fourth quarter, we continued to see strong global demand. In our customer and partner events, we see enthusiasm for BlackLine’s products and vision and are encouraged to see a growing number of companies embrace digital transformation in their finance and accounting departments. I could not be more pleased with our accomplishments in 2018 and the leadership team we have built to take BlackLine to the next level. Looking ahead, we will remain focused on executing our long-term strategy and continue to advance BlackLine's position as a leader at the forefront of financial transformation."

Fourth Quarter 2018 Financial Highlights

  Total GAAP revenues of $62.3 million for the fourth quarter of 2018, an increase of 25% compared to the fourth quarter of 2017.
  GAAP net loss attributable to BlackLine of $7.7 million, or $0.14 per share, on 54.7 million weighted average shares outstanding.
  Non-GAAP net income attributable to BlackLine of $1.5 million, or $0.03 per share, on 57.8 million diluted weighted average shares outstanding. This compares with non-GAAP net income attributable to BlackLine of $3.3 million in the fourth quarter of 2017.

Full Year 2018 Financial Highlights

  Total GAAP revenues of $227.8 million, an increase of 30% compared to 2017.
  GAAP net loss attributable to BlackLine of $27.8 million, or $0.52 per share, on 53.9 million weighted average shares outstanding.
  Non-GAAP net income attributable to BlackLine of $6.4 million, or $0.11 per share, on 57.4 million diluted weighted average shares outstanding.
  Operating cash flow of $16.1 million, compared to $6.4 million in 2017.
  Free cash flow of $4.2 million, compared to ($2.2) million in 2017.

Fourth Quarter Key Metrics and Recent Business Highlights

  Added 137 net new customers in the fourth quarter for a total of 2,631 customers at December 31, 2018.
  Expanded the company’s user base to 222,619 at December 31, 2018.
  Achieved a dollar-based net revenue retention rate of 108% at December 31, 2018.
  Recognized as a top SaaS provider by Software Magazine’s 2018 listing of the world’s largest software companies.
  Ranked on Deloitte’s Fast 500™ list of the fastest-growing tech companies in North America for the ninth year in a row.
  Introduced BlackLine Compliance, the newest addition to BlackLine’s flagship cloud platform, which is purpose-built for managing internal controls in large and midsize companies.
  Released a connector for Oracle E-Business Suite designed to accelerate implementation of BlackLine’s flagship cloud platform and enable new customers to see a faster time-to-value.

Financial Outlook

First Quarter 2019

  Total GAAP revenue is expected to be in the range of $62.8 million to $63.8 million.
  Non-GAAP net loss attributable to BlackLine is expected to be in the range of $1.1 million to $0.1 million, or $0.02 to $0.00 per share on 55 million weighted average shares outstanding.

Full Year 2019

  Total GAAP revenue is expected to be in the range of $275 million to $280 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $8 million to $10 million, or $0.14 to $0.17 per share on 58.9 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share does not include the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the fourth quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets resulting from the acquisition of the company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, costs incurred in connection with our secondary offering, and costs incurred with our shelf offering.  Reconciliations of non-GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its fourth quarter and full year results at 2:00 p.m. Pacific time on Thursday, February 14, 2019. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 8997799. A telephonic replay will be available through Thursday, February 21, 2019 at (855) 859-2056 or (404) 537-3406, passcode 8997799. A replay of the webcast will be available at https://investors.blackline.com/ for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine, Inc. is a provider of cloud-based solutions for Finance & Accounting (F&A) that automate, centralize and streamline financial close operations and other key F&A processes for large and midsize organizations. Over 2,600 customers with users around the world trust BlackLine to help ensure balance sheet integrity and confidence in their financial statements. For more information about BlackLine, Inc., visit https://www.blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance, our expectations for our business in 2019 and our ability to execute on our long-term plans and key initiatives, expectations regarding dollar-based net revenue retention rate, free cash flow, revenue mix, gross margin, operating expenses and capital expenditures, the impact of ASC 606 on the company’s financial results, the impact of seasonality on the company’s financial results, quarterly fluctuations, market opportunity, competitive position, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including international expansion, customer growth, extension of distribution channels, sales strategy and product innovation, expansion of relationships with partners, customer service initiatives and expectations regarding deal size and increased focus on strategic products.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable macro-economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed with the Securities and Exchange Commission on November 7, 2018. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on February 14, 2019 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) and non-GAAP net income (loss) per share, and (v) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss) attributable to BlackLine. Non-GAAP net income (loss) is defined as GAAP net income (loss) adjusted for the impact of the provision for (benefit from) income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the change in the fair value of contingent consideration, the change in fair value of the common stock warrant liability, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering.  Non-GAAP diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation.  The company believes that presenting non-GAAP net income (loss) is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows used in operating activities less cash flows used in investing activities related to purchase of property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on February 14, 2019 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of December 31, 2018.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. However, where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Since BlackLine’s customers generally pay fees based on the number of users of its platform within their organization, the company believes the total number of users is an indicator of the growth of its business.

Media Contact:
BlackLine
Kimberly Uberti
Kimberly.uberti@blackline.com

Investor Relations Contact:
BlackLine
Alexandra Geller
Alex.geller@blackline.com

The Blueshirt Group
Maria Riley
maria@blueshirtgroup.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2018	December 31, 2017
		*As Adjusted
ASSETS
Cash and cash equivalents	$46,181	$31,104
Marketable securities	86,396	81,476
Accounts receivable, net of allowance	74,902	61,918
Prepaid expenses and other current assets	14,042	13,956
Total current assets	221,521	188,454
Capitalized software development costs, net	9,023	6,824
Property and equipment, net	13,536	12,769
Intangible assets, net	27,785	40,808
Goodwill	185,138	185,138
Other assets	36,865	26,820
Total assets	$493,868	$460,813

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Accounts payable	$3,442	$7,254
Accrued expenses and other current liabilities	24,705	20,874
Deferred revenue	129,074	104,184
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	159,229	134,320
Contingent consideration	4,308	3,858
Deferred tax liabilities	1,116	1,743
Deferred revenue, noncurrent	277	468
Other long-term liabilities	2,982	3,119
Total liabilities	167,912	143,508

Redeemable non-controlling interest	4,387	-

Stockholders' equity:
Common stock	547	530
Additional paid-in capital	451,571	419,628
Accumulated other comprehensive income (loss)	45	(63)
Accumulated deficit	(130,594)	(102,790)
Total stockholders' equity	321,569	317,305

Total liabilities, redeemable non-controlling interest, and stockholders' equity	$493,868	$460,813

*Prior-period information has been adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which we adopted on January 1, 2018.

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Revenues
Subscription and support	$59,564	$47,659	$217,406	$167,081
Professional services	2,752	2,358	10,382	8,522
Total revenues	62,316	50,017	227,788	175,603
Cost of revenues
Subscription and support	11,380	8,868	41,428	33,530
Professional services	2,505	2,079	9,446	7,855
Total cost of revenues	13,885	10,947	50,874	41,385
Gross profit	48,431	39,070	176,914	134,218
Operating expenses
Sales and marketing	35,722	26,107	128,808	103,967
Research and development	8,753	6,034	30,754	23,874
General and administrative	12,380	11,147	47,188	36,786
Total operating expenses	56,855	43,288	206,750	164,627
Loss from operations	(8,424)	(4,218)	(29,836)	(30,409)
Other income (expense)
Interest income	662	320	2,136	1,069
Interest expense	—	—	(4)	(13)
Change in fair value of the common stock warrant liability	—	—	—	(3,490)
Other income (expense), net	662	320	2,132	(2,434)
Loss before income taxes	(7,762)	(3,898)	(27,704)	(32,843)
Provision for income taxes	32	268	162	208
Net loss	$(7,794)	$(4,166)	$(27,866)	$(33,051)
Net loss attributable to redeemable non-controlling interest	(62)	—	(62)	—
Net loss attributable to BlackLine, Inc.	$(7,732)	$(4,166)	$(27,804)	$(33,051)

Basic net loss per share attributable to BlackLine, Inc.:
Basic net loss per share attributable to BlackLine, Inc.	$(0.14)	$(0.08)	$(0.52)	$(0.63)
Shares used to calculate basic net loss per share	54,659	52,906	53,912	52,161
Diluted net loss per share attributable to BlackLine, Inc.:
Diluted net loss per share attributable to BlackLine, Inc.	$(0.14)	$(0.08)	$(0.52)	$(0.63)
Shares used to calculate diluted net loss per share	54,659	52,906	53,912	52,161

*Prior-period information has been adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which we adopted on January 1, 2018.

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to BlackLine, Inc.	$(7,732)	$(4,166)	$(27,804)	$(33,051)
Net loss attributable to redeemable non-controlling interest	(62)	-	(62)	-
Net loss	(7,794)	(4,166)	(27,866)	(33,051)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,569	5,185	22,336	19,971
Change in fair value of common stock warrant liability	-	-	-	3,490
Change in fair value of contingent consideration	163	261	450	628
Stock-based compensation	6,188	3,093	20,895	16,044
(Accretion)/amortization of purchase discounts/premiums on marketable securities, net	(326)	(63)	(928)	37
Net foreign currency losses	86	-	420	-
Deferred income taxes	(184)	148	(627)	(272)
Provision for (benefit from) doubtful accounts receivable	(65)	(37)	(84)	565
Changes in operating assets and liabilities
Accounts receivable	(11,472)	(16,648)	(13,207)	(20,189)
Prepaid expenses and other current assets	1,943	(711)	(449)	(2,035)
Other assets	(4,754)	(2,553)	(9,771)	(7,176)
Accounts payable	393	4,160	(4,008)	(25)
Accrued expenses and other current liabilities	4,475	2,061	4,417	2,120
Deferred revenue	10,774	12,079	24,699	26,504
Other long-term liabilities	(173)	(59)	(137)	(187)
Net cash provided by operating activities	4,823	2,750	16,140	6,424

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(18,906)	(24,963)	(122,530)	(76,610)
Proceeds from maturities of marketable securities	19,554	28,644	111,394	78,205
Proceeds from sales of marketable securities	-	-	7,118	-
Capitalized software development costs	(1,035)	(1,279)	(5,675)	(4,624)
Purchases of property and equipment	(1,696)	(273)	(6,284)	(4,002)
Net cash provided by (used in) investing activities	(2,083)	2,129	(15,977)	(7,031)

CASH FLOWS FROM FINANCING ACTIVITIES:
Investment from redeemable non-controlling interest	4,317	-	4,317	-
Principal payments on capital lease obligations	-	-	(443)	(549)
Proceeds from exercises of stock options	484	1,580	14,004	10,252
Acquisition of common stock for tax withholding obligations	(31)	-	(3,356)	-
Payments of initial public offering costs	-	-	-	(110)
Net cash provided by financing activities	4,770	1,580	14,522	9,593

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	266	-	266	-
Net increase in cash, cash equivalents, and restricted cash	7,776	6,459	14,951	8,986
Cash, cash equivalents, and restricted cash, beginning of period	38,679	25,045	31,504	22,518
Cash, cash equivalents, and restricted cash, end of period	$46,455	$31,504	$46,455	$31,504

Cash and cash equivalents at end of period	$46,181	$31,104	$46,181	$31,104
Restricted cash included within prepaid expenses and other current assets at end of period	-	400	-	400
Restricted cash included within other assets at end of period	274	-	274	-
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$46,455	$31,504	$46,455	$31,504

*Prior-period information has been adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230), both of which we adopted on January 1, 2018.

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Non-GAAP Gross Profit
Gross profit	$48,431	$39,070	$176,914	$134,218
Amortization of developed technology	1,719	1,714	6,863	6,847
Stock-based compensation	876	294	3,265	1,149
Total Non-GAAP Gross Profit	$51,026	$41,078	$187,042	$142,214
Gross margin	77.7%	78.1%	77.7%	76.4%
Non-GAAP gross margin	81.9%	82.1%	82.1%	81.0%

Non-GAAP Operating Income:
Loss from operations	$(8,424)	$(4,218)	$(29,836)	$(30,409)
Amortization of intangible assets	3,083	3,322	13,023	13,310
Stock-based compensation	6,188	3,093	20,895	16,044
Change in fair value of contingent consideration	163	261	450	628
Secondary offering costs	-	-	-	809
Shelf offering costs	-	818	401	818
Total non-GAAP operating income	$1,010	$3,276	$4,933	$1,200

Non-GAAP Net Income Attributable to BlackLine, Inc.
Net loss attributable to BlackLine, Inc.	$(7,732)	$(4,166)	$(27,804)	$(33,051)
Benefit from income taxes	(213)	(61)	(540)	(511)
Amortization of intangible assets	3,083	3,322	13,023	13,310
Stock-based compensation	6,188	3,093	20,895	16,044
Change in fair value of contingent consideration	163	261	450	628
Change in fair value of the common stock warrant liability	-	-	-	3,490
Secondary offering costs	-	-	-	809
Shelf offering costs	-	818	401	818
Total non-GAAP net income attributable to BlackLine, Inc.	$1,489	$3,267	$6,425	$1,537
Basic non-GAAP net income per share attributable to BlackLine, Inc.:
Basic non-GAAP net income per share attributable to BlackLine, Inc.	$0.03	$0.06	$0.12	$0.03
Shares used to calculate basic non-GAAP net income per share	54,659	52,906	53,912	52,161
Diluted non-GAAP net income per share attributable to BlackLine, Inc. :
Diluted non-GAAP net income per share attributable to BlackLine, Inc.	$0.03	$0.06	$0.11	$0.03
Shares used to calculate diluted non-GAAP net income per share	57,840	55,990	57,423	55,646

*Prior-period information has been adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which we adopted on January 1, 2018.

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$35,722	$26,107	$128,808	$103,967
Amortization of intangible assets	(965)	(969)	(3,887)	(3,872)
Stock-based compensation	(2,747)	(1,642)	(8,674)	(10,811)
Total non-GAAP sales and marketing expense	$32,010	$23,496	$116,247	$89,284

Non-GAAP Research and Development Expense:
Research and development expense	$8,753	$6,034	$30,754	$23,874
Stock-based compensation	(815)	(233)	(2,570)	(767)
Total non-GAAP research and development expense	$7,938	$5,801	$28,184	$23,107

Non-GAAP General and Administrative Expense:
General and administrative expense	$12,380	$11,147	$47,188	$36,786
Amortization of intangible assets	(399)	(639)	(2,273)	(2,591)
Stock-based compensation	(1,750)	(924)	(6,386)	(3,317)
Change in fair value of contingent consideration	(163)	(261)	(450)	(628)
Secondary offering costs	-	-	-	(809)
Shelf offering costs	-	(818)	(401)	(818)
Total non-GAAP general and administrative expense	$10,068	$8,505	$37,678	$28,623

Total Non-GAAP Operating Expenses	$50,016	$37,802	$182,109	$141,014

Free Cash Flow
Net cash provided by operating activities	$4,823	$2,750	$16,140	$6,424
Capitalized software development costs	(1,035)	(1,279)	(5,675)	(4,624)
Purchases of property and equipment	(1,696)	(273)	(6,284)	(4,002)
Free cash flow	$2,092	$1,198	$4,181	$(2,202)

*Prior-period information has been adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230), both of which we adopted on January 1, 2018.